Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Modular Medical, Inc. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul M. DiPerna, in my capacity as Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

/s/ Paul M. DiPerna	Date: February 14, 2018
Paul M. DiPerna
Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer
(principal executive, financial and accounting officer)

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Modular Medical, Inc. and will be retained by Modular Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.